EXHIBIT 99.1

Midland States Bancorp, Inc. Announces 2017 Second Quarter Results

Highlights

  Acquisition of Centrue Financial Corporation completed on June 9, 2017, increasing total assets to $4.5 billion

  Net income of $3.5 million, or $0.20 diluted earnings per share, for the second quarter of 2017

  Tangible book value per share increased to $17.47 at June 30, 2017

  Non-performing loans decline $1.3 million to $27.6 million at June 30, 2017

EFFINGHAM, Ill., July 27, 2017 (GLOBE NEWSWIRE) -- Midland States Bancorp, Inc. (NASDAQ:MSBI) (the “Company”) today reported financial results for the second quarter of 2017, which included $7.5 million, or $0.31 per diluted share, in integration and acquisition expenses largely related to the acquisition of Centrue Financial Corporation on June 9, 2017, and $1.7 million, or $0.07 per diluted share, in impairment of mortgage servicing rights (“MSR”).  Inclusive of these expenses and impairment, Midland reported net income of $3.5 million, or $0.20 diluted earnings per share for the second quarter of 2017, compared with net income of $8.5 million, or $0.52 diluted earnings per share for the first quarter of 2017, and net income of $6.8 million, or $0.50 diluted earnings per share for the second quarter of 2016.

“The highlight of the second quarter was the completion of our acquisition of Centrue Financial Corporation,” said Leon J. Holschbach, President and Chief Executive Officer of the Company.  “Through this acquisition, we have increased our scale and deepened our presence in northern Illinois.  We expect to complete the integration and system conversion in September and begin realizing the majority of the synergies we projected for this transaction in the fourth quarter of 2017.

“Through the first half of 2017, we have generated annualized loan growth of 15% with meaningful contributions coming from all of our major lending areas.  The strong growth we are seeing in net interest income helped to offset lighter than expected results in commercial FHA and residential mortgage banking revenue in the second quarter.  Over the second half of the year, we will be focused on continuing to generate organic growth, integrating the Centrue acquisition, and executing on our strategic initiatives,” said Mr. Holschbach.

Adjusted Earnings

Financial results for the first and second quarters of 2017 included $1.3 million and $7.5 million in integration and acquisition-related expenses, respectively.  Excluding these expenses, adjusted earnings were $9.4 million, or $0.57 diluted earnings per share, for the first quarter of 2017, compared with adjusted earnings of $8.9 million, or $0.51 diluted earnings per share, for the second quarter of 2017.  The decline in adjusted earnings is primarily attributable to lower commercial FHA and residential mortgage banking revenue.  A reconciliation of adjusted earnings to net income according to generally accepted accounting principles (“GAAP”) is provided in the financial tables at the end of this press release.

Net Interest Income

Net interest income for the second quarter of 2017 was $29.4 million, an increase of 7.1% from $27.5 million for the first quarter of 2017.  The increase in net interest income was primarily attributable to higher interest income on loans due to a 10.2% increase in the average balance of loans, largely due to the Centrue acquisition.

The Company’s net interest income benefits from accretion income associated with purchased loan portfolios.  Accretion income totaled $1.3 million for the second quarter of 2017, compared with $2.7 million for the first quarter of 2017.

Relative to the second quarter of 2016, net interest income increased $1.4 million, or 5.0%.  Excluding the impact of a $3.6 million decrease in accretion income, net interest income increased $5.0 million.  This increase resulted from a $6.9 million increase in interest income on loans (excluding the effect of accretion income) due to growth in the average balance of loans.  This increase was offset in part by a $1.1 million decline in interest income on investment securities due to the sale of the portfolio of CMOs.

Net Interest Margin

Net interest margin for the second quarter of 2017 was 3.70%, compared to 3.87% for the first quarter of 2017.  The Company’s net interest margin benefits from accretion income on purchased loan portfolios.  Excluding accretion income, net interest margin was 3.57% for the second quarter of 2017, compared with 3.52% for the first quarter of 2017.  The increase in net interest margin excluding accretion income was primarily attributable to an increase in average yields on loans and investments.

Relative to the second quarter of 2016, the net interest margin decreased from 4.20%, primarily due to a decrease in accretion income.  Excluding accretion income, the net interest margin increased from 3.52%, which was primarily attributable to higher average yields on loans.

Noninterest Income

Noninterest income for the second quarter of 2017 was $13.6 million, a decrease of 16.6% from $16.3 million for the first quarter of 2017.  The decline was primarily attributable to lower commercial FHA and residential mortgage banking revenue, partially due to MSR impairment.

Commercial FHA revenue for the second quarter of 2017 was $4.2 million, a decrease of 38.0% from $6.7 million in the first quarter of 2017.  Commercial FHA revenue was negatively impacted in the second quarter of 2017 by a $0.9 million MSR impairment charge.  The Company originated $151.6 million in rate lock commitments during the second quarter of 2017, compared to $216.9 million in the prior quarter.  Compared to the second quarter of 2016, commercial FHA revenue decreased 51.4%.

Residential mortgage banking revenue for the second quarter of 2017 was $2.3 million, a decrease of 20.1% from $2.9 million in the first quarter of 2017.  Residential mortgage banking revenue was negatively impacted in the second quarter of 2017 by a $0.8 million MSR impairment charge.  Compared to the second quarter of 2016, residential mortgage banking revenue increased 124.7%, primarily due to higher MSR impairment charges recorded in the prior year period.

Wealth management revenue for the second quarter of 2017 was $3.4 million, an increase of 18.6% from $2.9 million in the first quarter of 2017.  The increase was primarily attributable to the growth in assets under administration resulting from the acquisition of CedarPoint Investment Advisors in March 2017.  Compared to the second quarter of 2016, wealth management revenue increased 82.1%, which was attributable to 12.2% organic growth in assets under management and the acquisitions of Sterling Trust in November 2016 and CedarPoint Investment Advisors in March 2017.

Relative to the second quarter of 2016, noninterest income decreased 2.8% from $14.0 million.  The decrease was primarily due to lower commercial FHA revenue, partially due to MSR impairment charges.

Noninterest Expense

Noninterest expense for the second quarter of 2017 was $37.6 million, compared with $30.8 million for the first quarter of 2017.  Noninterest expense for the first and second quarters of 2017 included $1.3 million and $7.5 million in integration and acquisition related expenses, respectively.  Excluding these expenses, noninterest expense increased $0.7 million or 2.2% from the prior quarter.  The increase was attributable to $1.6 million in expenses related to the partial quarter impact of the Centrue acquisition, which was partially offset by a decline in operating expense related to the rest of Midland’s operations.

Relative to the second quarter of 2016, noninterest expense excluding integration and acquisition-related expenses and expenses associated with the payoff of subordinated debt increased 0.7% from $30.0 million.  The increase was primarily due to personnel and facilities added in the three acquisitions completed over the past year, partially offset by cost savings resulting from the Company’s Operational Excellence initiative.

Income Tax Expense

Income tax expense was $1.4 million for the second quarter of 2017, compared to $3.0 million for the first quarter of 2017.  The effective tax rate for the second quarter of 2017 was 28.0%, compared to 26.0% in the prior quarter.  The increase in effective tax rate reflects a reduction in the level of tax benefits recorded in the second quarter of 2017 related to the exercise of employee stock options.

Loan Portfolio

Total loans outstanding were $3.18 billion at June 30, 2017, compared with $2.45 billion at March 31, 2017.  The increase in total loans reflects the addition of $688.1 million in loans from the Centrue acquisition and $41.0 million in organic loan growth.  Over the 12 month period ending June 30, 2017, total loans increased 47.3% from $2.16 billion at June 30, 2016.  The $41.0 million of organic loan growth recorded in the second quarter of 2017 was primarily driven by increases in the residential real estate and equipment leasing portfolios.

Deposits

Total deposits were $3.33 billion at June 30, 2017, compared with $2.53 billion at March 31, 2017, and $2.35 billion at June 30, 2016.  The increase in total deposits reflects the addition of $741.8 million in deposits from the Centrue acquisition.

Asset Quality

Non-performing loans totaled $27.6 million, or 0.87% of total loans, at June 30, 2017, compared with $28.9 million, or 1.18% of total loans, at March 31, 2017, and $18.4 million, or 0.85% of total loans, at June 30, 2016.

Net charge-offs for the second quarter of 2017 were $0.8 million, or 0.13% of average loans on an annualized basis.

The Company recorded a provision for loan losses of $0.5 million for the second quarter of 2017, primarily related to the growth in the loan portfolio.

The Company’s allowance for loan losses was 0.48% of total loans and 55.8% of non-performing loans at June 30, 2017, compared with 0.64% and 54.6%, respectively, at March 31, 2017.  Including the fair market value discounts recorded in connection with acquired loan portfolios, the allowance for loan losses to total loans ratio was 0.98% at June 30, 2017, compared with 0.92% at March 31, 2017.

Capital

At June 30, 2017, the Company exceeded all regulatory capital requirements under Basel III and was considered to be a ‘‘well-capitalized’’ financial institution, as summarized in the following table:

	June 30, 2017	Well Capitalized Regulatory Requirements
Total capital to risk-weighted assets	12.34%	10.00%
Tier 1 capital to risk-weighted assets	10.45%	8.00%
Tier 1 leverage ratio	11.04%	5.00%
Common equity Tier 1 capital	8.68%	6.50%
Tangible common equity to tangible assets	7.62%	NA

Conference Call, Webcast and Slide Presentation

The Company will host a conference call and webcast at 7:30 a.m. Central Time on Friday, July 28, 2017 to discuss its financial results.  The call can be accessed via telephone at (877) 516-3531 (passcode: 51055156).  A recorded replay can be accessed through August 4, 2017 by dialing (855) 859-2056; passcode: 51055156.

A slide presentation relating to the second quarter 2017 results will be accessible prior to the scheduled conference call.  The slide presentation and webcast of the conference call can be accessed on the Webcasts and Presentations page of the Company’s investor relations website.

About Midland States Bancorp, Inc.

Midland States Bancorp, Inc. is a community-based financial holding company headquartered in Effingham, Illinois, and is the sole shareholder of Midland States Bank.  As of June 30, 2017, the Company had total assets of $4.5 billion and its Wealth Management Group had assets under administration of approximately $1.9 billion.  Midland provides a full range of commercial and consumer banking products and services, merchant credit card services, trust and investment management, and insurance and financial planning services. In addition, commercial equipment leasing services are provided through Heartland Business Credit, and multi-family and healthcare facility FHA financing is provided through Love Funding, Midland’s non-bank subsidiaries. For additional information, visit www.midlandsb.com or follow Midland on LinkedIn at https://www.linkedin.com/company/midland-states-bank.

Non-GAAP Financial Measures

Some of the financial measures included in this press release are not measures of financial performance recognized in accordance with accounting principles generally accepted in the United States (“GAAP”).   These non-GAAP financial measures include “Adjusted Earnings,” “Adjusted Diluted Earnings Per Share,” “Adjusted Return on Average Assets,” “Adjusted Return on Average Shareholders’ Equity,”  “Adjusted Return on Average Tangible Common Equity,” “Yield on Loans Excluding Accretion Income,” “Net Interest Margin Excluding Accretion Income,” “Tangible Common Equity to Tangible Assets,” “Tangible Book Value Per Share” and “Return on Average Tangible Common Equity.” The Company believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the Company’s funding profile and profitability. These non-GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP financial measures.

Forward-Looking Statements

Readers should note that in addition to the historical information contained herein, this press release includes "forward-looking statements," including but not limited to statements about the Company’s expected loan production, operating expenses and future earnings levels.  These statements are subject to many risks and uncertainties, including changes in interest rates and other general economic, business and political conditions, including changes in the financial markets; changes in business plans as circumstances warrant; and other risks detailed from time to time in filings made by the Company with the Securities and Exchange Commission. Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "will," "propose," "may," "plan," "seek," "expect," "intend," "estimate," "anticipate," "believe" or "continue," or similar terminology. Any forward-looking statements presented herein are made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited)

	For the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands, except per share data)	2017	2017	2016	2016	2016
Earnings Summary
Net interest income	$29,400	$27,461	$25,959	$27,265	$27,989
Provision for loan losses	458	1,533	2,445	1,392	629
Noninterest income	13,619	16,330	30,486	14,937	14,016
Noninterest expense	37,645	30,785	34,090	28,657	30,904
Income before income taxes	4,916	11,473	19,910	12,153	10,472
Income taxes	1,377	2,983	8,327	4,102	3,683
Net income	$3,539	$8,490	$11,583	$8,051	$6,789

Diluted earnings per common share	$0.20	$0.52	$0.72	$0.51	$0.50
Weighted average shares outstanding - diluted	17,320,089	16,351,637	16,032,016	15,858,273	13,635,074
Return on average assets	0.39%	1.05%	1.44%	1.03%	0.89%
Return on average shareholders' equity	3.93%	10.58%	14.05%	10.04%	10.20%
Return on average tangible common shareholders' equity	4.91%	12.78%	16.84%	12.01%	12.70%
Net interest margin	3.70%	3.87%	3.70%	4.00%	4.20%
Efficiency ratio	66.54%	66.34%	76.64%	64.54%	66.46%

Adjusted Earnings Performance Summary
Adjusted earnings	$8,929	$9,409	$6,302	$8,277	$7,106
Adjusted diluted earnings per common share	$0.51	$0.57	$0.39	$0.52	$0.52
Adjusted return on average assets	0.99%	1.16%	0.78%	1.06%	0.93%
Adjusted return on average shareholders' equity	9.91%	11.73%	7.64%	10.33%	10.66%
Adjusted return on average tangible common shareholders' equity	12.39%	14.16%	9.16%	12.35%	13.27%
Net interest margin excluding accretion income	3.57%	3.52%	3.42%	3.66%	3.52%

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	For the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(in thousands, except per share data)	2017	2017	2016	2016	2016
Net interest income:
Total interest income	$34,528	$31,839	$29,981	$31,186	$32,115
Total interest expense	5,128	4,378	4,022	3,921	4,126
Net interest income	29,400	27,461	25,959	27,265	27,989
Provision for loan losses	458	1,533	2,445	1,392	629
Net interest income after provision for loan losses	28,942	25,928	23,514	25,873	27,360
Noninterest income:
Commercial FHA revenue	4,153	6,695	3,704	3,260	8,538
Residential mortgage banking revenue	2,330	2,916	6,241	4,990	1,037
Wealth management revenue	3,406	2,872	2,495	1,941	1,870
Service charges on deposit accounts	1,122	892	988	1,044	965
Interchange revenue	1,114	977	921	920	945
FDIC loss sharing expense	-	-	-	-	(1,608)
Gain on sales of investment securities, net	55	67	14,387	39	72
Other-than-temporary impairment on investment securities	-	-	-	-	-
Other income	1,439	1,911	1,750	2,743	2,197
Total noninterest income	13,619	16,330	30,486	14,937	14,016
Noninterest expense:
Salaries and employee benefits	21,842	17,115	17,326	16,568	17,012
Occupancy and equipment	3,472	3,184	3,266	3,271	3,233
Data processing	2,949	2,796	2,828	2,586	2,624
Professional	3,142	2,992	2,898	1,877	1,573
Amortization of intangible assets	579	525	534	514	519
Other	5,661	4,173	7,238	3,841	5,943
Total noninterest expense	37,645	30,785	34,090	28,657	30,904
Income before income taxes	4,916	11,473	19,910	12,153	10,472
Income taxes	1,377	2,983	8,327	4,102	3,683
Net income	$3,539	$8,490	$11,583	$8,051	$6,789

Basic earnings per common share	$0.21	$0.54	$0.74	$0.51	$0.51
Diluted earnings per common share	$0.20	$0.52	$0.72	$0.51	$0.50

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	At Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(in thousands)	2017	2017	2016	2016	2016
Assets
Cash and cash equivalents	$334,356	$218,096	$190,716	$228,030	$123,366
Investment securities available-for-sale at fair value	385,340	259,332	246,339	252,212	238,781
Investment securities held to maturity at amortized cost	75,371	76,276	78,672	82,941	84,756
Loans	3,184,063	2,454,950	2,319,976	2,312,778	2,161,041
Allowance for loan losses	(15,424)	(15,805)	(14,862)	(15,559)	(14,752)
Total loans, net	3,168,639	2,439,145	2,305,114	2,297,219	2,146,289
Loans held for sale at fair value	41,689	39,900	70,565	61,363	101,782
Premises and equipment, net	76,598	66,914	66,692	70,727	72,147
Other real estate owned	7,036	3,680	3,560	4,828	3,540
Mortgage servicing rights at lower of cost or market	70,277	68,557	68,008	64,689	62,808
Intangible assets	18,459	8,633	7,187	5,391	5,905
Goodwill	96,940	50,807	48,836	46,519	46,519
Cash surrender value of life insurance policies	111,802	74,806	74,226	74,276	73,665
Other assets	105,135	67,431	73,808	59,532	62,226
Total assets	$4,491,642	$3,373,577	$3,233,723	$3,247,727	$3,021,784

Liabilities and Shareholders' Equity
Noninterest bearing deposits	$780,803	$528,021	$562,333	$629,113	$528,966
Interest bearing deposits	2,552,228	1,999,455	1,842,033	1,790,919	1,825,586
Total deposits	3,333,031	2,527,476	2,404,366	2,420,032	2,354,552
Short-term borrowings	170,629	124,035	131,557	138,289	125,014
FHLB advances and other borrowings	400,304	250,353	237,518	237,543	97,588
Subordinated debt	54,556	54,532	54,508	54,484	54,459
Trust preferred debentures	45,156	37,496	37,405	37,316	37,229
Other liabilities	36,014	45,352	46,599	38,314	36,674
Total liabilities	4,039,690	3,039,244	2,911,953	2,925,978	2,705,516
Total shareholders’ equity	451,952	334,333	321,770	321,749	316,268
Total liabilities and shareholders’ equity	$4,491,642	$3,373,577	$3,233,723	$3,247,727	$3,021,784

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
(in thousands)	2017	2017	2016	2016	2016
Loan Portfolio
Commercial loans	$571,111	$475,408	$457,827	$545,069	$489,228
Commercial real estate loans	1,470,487	997,200	969,615	956,298	929,399
Construction and land development loans	176,098	171,047	177,325	163,900	181,667
Residential real estate loans	428,464	277,402	253,713	216,935	179,184
Consumer loans	335,902	337,081	270,017	248,131	205,060
Lease financing loans	202,001	196,812	191,479	182,445	176,503
Total loans	$3,184,063	$2,454,950	$2,319,976	$2,312,778	$2,161,041

Deposit Portfolio
Noninterest-bearing demand deposits	$780,803	$528,021	$562,333	$629,113	$528,966
Checking accounts	841,640	751,193	656,248	658,021	627,003
Money market accounts	578,077	415,322	399,851	366,193	374,537
Savings accounts	291,912	169,715	166,910	162,742	164,792
Time deposits	525,647	394,508	400,304	420,779	431,173
Brokered deposits	314,952	268,717	218,720	183,184	228,081
Total deposits	$3,333,031	$2,527,476	$2,404,366	$2,420,032	$2,354,552

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	For the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(in thousands)	2017	2017	2016	2016	2016
Average Balance Sheets
Cash and cash equivalents	$192,483	$163,595	$140,439	$154,764	$232,362
Investment securities	362,268	328,880	315,511	329,900	321,424
Loans	2,620,875	2,361,380	2,299,115	2,177,517	2,092,248
Loans held for sale	61,759	73,914	86,665	90,661	79,566
Nonmarketable equity securities	22,246	20,047	18,927	18,365	16,800
Total interest-earning assets	3,259,631	2,947,816	2,860,657	2,771,207	2,742,400
Non-earning assets	372,525	336,761	337,566	329,504	324,880
Total assets	$3,632,156	$3,284,577	$3,198,223	$3,100,711	$3,067,280
Interest-bearing deposits	$2,116,564	$1,896,569	$1,838,760	$1,803,189	$1,844,493
Short-term borrowings	146,144	143,583	151,191	134,052	114,651
FHLB advances and other borrowings	290,401	248,045	183,614	165,774	185,195
Subordinated debt	54,542	54,518	54,495	54,470	61,677
Trust preferred debentures	39,179	37,443	37,357	37,266	37,182
Total interest-bearing liabilities	2,646,830	2,380,158	2,265,417	2,194,751	2,243,198
Noninterest-bearing deposits	579,977	525,868	562,958	550,816	522,632
Other noninterest-bearing liabilities	44,014	53,109	41,962	36,284	33,309
Shareholders' equity	361,335	325,442	327,886	318,860	268,141
Total liabilities and shareholders' equity	$3,632,156	$3,284,577	$3,198,223	$3,100,711	$3,067,280

Yields
Cash and cash equivalents	1.02%	0.77%	0.53%	0.50%	0.50%
Investment securities	3.33%	3.21%	3.10%	5.02%	5.15%
Loans	4.71%	4.91%	4.65%	4.83%	5.24%
Loans held for sale	4.67%	4.22%	4.22%	3.77%	4.65%
Nonmarketable equity securities	4.31%	4.41%	3.85%	3.77%	4.16%
Total interest-earning assets	4.33%	4.47%	4.26%	4.57%	4.81%
Interest-bearing deposits	0.53%	0.51%	0.48%	0.48%	0.50%
Short-term borrowings	0.23%	0.23%	0.22%	0.24%	0.24%
FHLB advances and other borrowings	1.16%	0.93%	0.78%	0.73%	0.56%
Subordinated debt	6.40%	6.40%	6.41%	6.41%	6.84%
Trust preferred debentures	5.37%	5.12%	4.99%	5.03%	4.95%
Total interest-bearing liabilities	0.78%	0.75%	0.71%	0.71%	0.74%
Net interest margin	3.70%	3.87%	3.70%	4.00%	4.20%

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	As of and for the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands, except per share data)	2017	2017	2016	2016	2016
Asset Quality
Loans 30-89 days past due	$13,566	$14,075	$10,767	$10,318	$10,453
Nonperforming loans	27,615	28,933	31,603	29,926	18,430
Nonperforming assets	33,150	31,684	34,550	34,304	21,469
Net charge-offs	839	590	3,142	585	448
Loans 30-89 days past due to total loans	0.43%	0.57%	0.46%	0.45%	0.48%
Nonperforming loans to total loans	0.87%	1.18%	1.36%	1.29%	0.85%
Nonperforming assets to total assets	0.74%	0.94%	1.07%	1.06%	0.71%
Allowance for loan losses to total loans	0.48%	0.64%	0.64%	0.67%	0.68%
Allowance for loan losses to nonperforming loans	55.81%	54.62%	47.03%	51.99%	80.04%
Net charge-offs to average loans	0.13%	0.10%	0.54%	0.11%	0.09%

Wealth Management
Trust assets under administration	$1,929,513	$1,869,314	$1,658,235	$1,235,132	$1,198,044

Market Data
Book value per share at period end	$23.51	$21.19	$20.78	$20.89	$20.53
Tangible book value per share at period end	$17.47	$17.42	$17.16	$17.52	$17.13
Market price at period end	$33.52	$34.39	$36.18	$25.34	$21.69
Shares outstanding at period end	19,087,409	15,780,651	15,483,499	15,404,423	15,402,946

Capital
Total capital to risk-weighted assets	12.34%	13.48%	13.85%	13.53%	13.91%
Tier 1 capital to risk-weighted assets	10.45%	10.97%	11.27%	10.94%	11.23%
Tier 1 leverage ratio	11.04%	9.61%	9.76%	9.82%	9.77%
Common equity Tier 1 capital ratio	8.68%	9.10%	9.35%	9.03%	9.24%
Tangible common equity to tangible assets	7.62%	8.29%	8.36%	8.44%	8.89%

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

	For the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(in thousands, except per share data)	2017	2017	2016	2016	2016
Adjusted Earnings Reconciliation
Income before income taxes - GAAP	$4,916	$11,473	$19,910	$12,153	$10,472
Adjustments to other income:
Gain on sales of investment securities, net	55	67	14,387	39	72
Reversal of contingent consideration accrual	-	-	-	-	350
Gain (loss) on sale of other assets	(91)	(58)	-	-	-
Total adjusted other income	(36)	9	14,387	39	422
Adjustments to other expense:
Expenses associated with payoff of subordinated debt	-	-	-	-	511
Net expense from loss share termination agreement	-	-	351	-	-
Branch network optimization plan charges	-	-	2,099	-	-
Integration and acquisition expenses	7,450	1,251	1,200	352	406
Total adjusted other expense	7,450	1,251	3,650	352	917
Adjusted earnings pre tax	12,402	12,715	9,173	12,466	10,967
Adjusted earnings tax	3,473	3,306	2,871	4,189	3,861
Adjusted earnings - non-GAAP	$8,929	$9,409	$6,302	$8,277	$7,106
Adjusted diluted EPS	$0.51	$0.57	$0.39	$0.52	$0.52
Adjusted return on average assets	0.99%	1.16%	0.78%	1.06%	0.93%
Adjusted return on average shareholders' equity	9.91%	11.73%	7.64%	10.33%	10.66%
Adjusted return on average tangible common equity	12.39%	14.16%	9.16%	12.35%	13.27%

Yield on Loans
Reported yield on loans	4.71%	4.91%	4.65%	4.83%	5.24%
Effect of accretion income on acquired loans	(0.17)%	(0.43)%	(0.33)%	(0.43)%	(0.88)%
Yield on loans excluding accretion income	4.54%	4.48%	4.32%	4.40%	4.36%

Net Interest Margin
Reported net interest margin	3.70%	3.87%	3.70%	4.00%	4.20%
Effect of accretion income on acquired loans	(0.13)%	(0.35)%	(0.28)%	(0.34)%	(0.68)%
Net interest margin excluding accretion income	3.57%	3.52%	3.42%	3.66%	3.52%

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

Tangible Common Equity to Tangible Assets Ratio and Tangible Book Value Per Share

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands, except per share data)	2017	2017	2016	2016	2016

Shareholders' Equity to Tangible Common Equity
Total shareholders' equity—GAAP	$451,952	$334,333	$321,770	$321,749	$316,268
Adjustments:
Preferred stock	(3,134)	-	-	-	-
Goodwill	(96,940)	(50,807)	(48,836)	(46,519)	(46,519)
Other intangibles	(18,459)	(8,633)	(7,187)	(5,391)	(5,905)
Tangible common equity	$333,419	$274,893	$265,747	$269,839	$263,844

Total Assets to Tangible Assets:
Total assets—GAAP	4,491,642	3,373,577	3,233,723	3,247,727	3,021,784
Adjustments:
Goodwill	(96,940)	(50,807)	(48,836)	(46,519)	(46,519)
Other intangibles	(18,459)	(8,633)	(7,187)	(5,391)	(5,905)
Tangible assets	$4,376,243	$3,314,137	$3,177,700	$3,195,817	$2,969,360

Common Shares Outstanding	19,087,409	15,780,651	15,483,499	15,404,423	15,402,946

Tangible Common Equity to Tangible Assets	7.62%	8.29%	8.36%	8.44%	8.89%
Tangible Book Value Per Share	$17.47	$17.42	$17.16	$17.52	$17.13

Return on Average Tangible Common Equity (ROATCE)
	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
(in thousands)	2017	2017	2016	2016	2016

Net Income	$3,539	$8,490	$11,583	$8,051	$6,789

Average total shareholders' equity—GAAP	$361,335	$325,442	$327,886	$318,860	$268,141
Adjustments:
Goodwill	(61,424)	(48,836)	(46,594)	(46,519)	(46,519)
Other intangibles	(10,812)	(7,144)	(7,718)	(5,656)	(6,184)
Average tangible common equity	$289,099	$269,462	$273,574	$266,685	$215,438
ROATCE	4.91%	12.78%	16.84%	12.01%	12.67%

CONTACTS:
Jeffrey G. Ludwig, Exec. V.P., at jludwig@midlandsb.com or (217) 342-7321
Kevin L. Thompson, Chief Financial Officer, at kthompson@midlandsb.com or (217) 342-7321
Douglas J. Tucker, Sr. V.P., Corporate Counsel, at dtucker@midlandsb.com or (217) 342-7321